Exhibit 99.2

Quaker Houghton First Quarter 2021 Results Investor Conference Call

Risks and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the first quarter earnings news release, dated May 6, 2021, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company's business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity and remain in compliance with the terms of the Company's credit facility, statements regarding remediation of our material weaknesses in internal control over financial reporting on our current expectations about future events, and statements regarding the impact of increased raw material costs and pricing initiatives . These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and any projected global economic rebound or anticipated positive results due to Company actions taken in response to the pandemic, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns, including as is currently being experienced by many automotive industry companies. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, worldwide economic and political disruptions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent and duration of the pandemic, the severity of the disease and the number of people infected with the virus, the continued uncertainty regarding global availability, administration, acceptance and long-term efficacy of vaccines, or other treatments for COVID-19 or its variants, the longer-term effects on the economy by the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, as well as laws and other governmental programs implemented to address the pandemic or assist impacted businesses, such as fiscal stimulus and other legislation designed to deliver monetary aid and other relief. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about the improvements in business conditions during 2021 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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©2019 Quaker Houghton. All Rights Reserved

Michael F. Barry Chairman of the Board, Chief Executive Officer & President Shane W. Hostetter Senior Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President and Global Controller ©2019 Quaker Houghton. All Rights Reserved 3 Speakers

©2019 Quaker Houghton. All Rights Reserved 4 • Strong earnings driven by continued recovery in the Company’s end - markets and customer demand and the continued execution of integration activities and synergy realization • Net sales of $429.8 million increased 14% compared to the first quarter of 2020 • Gross margins improved from the first quarter of 2020 but were negatively impacted by higher raw material costs • Net income of $38.6 million and earnings per diluted share of $2.15, consistent with non - GAAP results • Adjusted EBITDA of $77.1 million increased 28% compared to the first quarter of 2020 • Net debt to trailing twelve months adjusted EBITDA of 3.1 to 1 improved slightly from year - end despite higher net debt due to working capital needs and acquisitions First Quarter 2021 Headlines

©2019 Quaker Houghton. All Rights Reserved 5 Chairman Comments First Quarter of 2021 • Strong first quarter of 2021 with sequential and prior year improvement in all segments and regions • Sales volume increases driven by strong demand in end markets as well as market share gains and some higher then expected purchases as customers replenished their supply chains • Magnitude of raw material cost increases considerably higher than previously expected due to stress on global supply chains, weather related shutdowns and unexpected supplier shutdowns • Record quarterly adjusted EBITDA of $77.1 million grew 28% from the first quarter of 2020 primarily due to the significant increase in net sales as well as higher realized cost synergies 2021 Outlook • Continued short - term headwinds from higher raw material costs due to global supply chain pressures and lag in sales price increases to offset; expect lowest gross margins and EBITDA of the year in the second quarter • Sequential gross margin improvement in the second half of 2021 expected as pricing initiatives catch up to increases in raw material costs • Previous guidance still an appropriate floor for adjusted EBITDA, but feel better about 2021 given higher than expected demand in the first quarter; increases in raw material costs will offset positives in Q1, but difficult to determine magnitud e “Continue to believe 2021 will be a very good year for us as we expect we will take a step change in our profitability, compl ete our integration cost synergies, continue to take share in the marketplace, achieve positive impacts from our recent acquisitions and get to our targeted leverage ratio” - Michael F. Barry, Chairman, CEO and President

©2019 Quaker Houghton. All Rights Reserved 6 Financial Highlights First quarter of 2021 • Record net sales of $429.8 million increased 14% primarily due to higher volumes, which included additional net sales from acquisitions of 3%, and the positive impact from foreign currency translation of 3% • Gross profit increased $22.3 million due to the increase in net sales; gross margin was 36.3% compared to 35.4% in Q1’20 • Excluding one - time increases to costs of goods sold in each period, gross margins would have been 36.6% and 35.5% in Q1’21 and Q1’20, respectively; d espite the continued escalation in raw material costs since Q4’20, the higher Q1’21 gross margin was driven by realized cost synergies and the impact of higher volumes on fixed manufacturing costs • SG&A increased $5.6 million due to additional SG&A from acquisitions and foreign currency translation partially offset by realized cost synergies, lower travel expenses and other cost savings related to COVID - 19 • Non - operating items include a gain of $5.4 million on the sale of held - for - sale real property assets during Q1’21 compared to Q1’20 which included a $22.7 million charge associated with the termination of the Legacy Quaker U.S. Pension Plan • Effective tax rates of an expense of 24.2% and a benefit of 31.1% in Q1’21 and Q1’20, respectively, include various one - time impacts; without these items effective tax rates would have been ~25% and ~22% for Q1’21 and Q1’20, respectively • Record adjusted EBITDA increased 28% to $77.1 million compared to $60.5 million in Q1’20 primarily due to the significant increase in net sales and higher realized cost synergies from the Combination • Operating cash outflow of $12.6 million compared to Q1’20 inflow of $20.2 million driven by a significant change in working capital as the strong net sales and volumes resulted in a large increase in accounts receivable in Q1’21

©2019 Quaker Houghton. All Rights Reserved 7 Financial Snapshot ( dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding Q1 2021 Q1 2020 GAAP Net Sales $ 429.8 $ 378.6 $ 51.2 14% Gross Profit 156.2 133.9 22.3 17% Gross Margin (%) 36.3% 35.4% 1.0% 3% Operating Income (Loss) 44.9 (12.4) 57.3 -461% Net Income (Loss) 38.6 (28.4) 67.0 -236% Earnings (Loss) Per Diluted Share 2.15 (1.60) 3.75 -234% Non-GAAP Non-GAAP Operating Income $ 53.7 $ 36.0 $ 17.6 49% Non-GAAP Operating Margin (%) 12.5% 9.5% 3.0% 31% Adjusted EBITDA 77.1 60.5 16.7 28% Adjusted EBITDA Margin (%) 18.0% 16.0% 2.0% 12% Non-GAAP Earnings Per Diluted Share 2.11 1.38 0.73 53% Variance (1)

©2019 Quaker Houghton. All Rights Reserved 8 Pro Forma Adjusted EBITDA (dollars in millions) $215 $221 $236 $234 $222 $239 $200 $213 $225 $238 $250 2016 2017 2018 2019 2020 (1) TTM Q1 2021 (1) Record quarter and TTM adjusted EBITDA; Still expect FY’21 to be at least 20%+ above FY’20 (1) Results presented above for 2020 and 2021 are the actual results for Quaker Houghton, all other years are pro forma results $60 $77 $20 $35 $50 $65 $80 Q1 2020 (1) Q1 2021 (1)

©2019 Quaker Houghton. All Rights Reserved 9 Leverage and Liquidity Update • Total gross outstanding borrowings of $913.1 million and cash on hand of $163.5 million result in net debt of $749.6 million compared to $717.3 million as of December 31, 2020 • Net debt to TTM adjusted EBITDA of 3.1x as of March 31, 2021, compared to 3.2x as of December 31, 2020; expect to remain in compliance with all bank covenants including net debt to adjusted EBITDA covenant (2.8x as of March 31, 2021, compared to a maximum permitted leverage of 4.0x) • Credit Facility cost of debt ~ 1.6% in Q1’21 and ~1.6% as of March 31, 2021 (~1.9% w/ interest rate swap) • Net operating cash outflow of $12.6 million in Q1’21 compared to operating cash inflow of $20.2 million in Q1’20, primarily driven by significant changes in working capital as a result of the strong Q1’21 net sales and volumes resulting in a large increase in accounts receivable • Q1’21 acquisition of a tin - plating solutions business for the steel end market for $25 million, estimated to add full year net sales of approximately $8 million and full year adjusted EBITDA of approximately $4 million $811 $811 $799 $741 $717 $750 $600 $650 $700 $750 $800 $850 $900 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Net Debt Leverage Reported 3.5 3.4 3.7 3.4 3.2 3.1 Bank 2.9 2.8 3.1 2.9 2.8 2.8

Appendix Actual and Non - GAAP Results

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income (loss) attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income (loss) attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income (loss) before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income (loss) plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to 2021 projected adjusted EBITDA growth for the Company, including as a result of our recent acquisitions, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's first quarter earnings news release dated May 6, 2021, which has been furnished to the Securities and Exchange Commission on Form 8-K, and the Company's 10-Q for the period ended March 31, 2021, which has been filed with the Securities and Exchange Commission. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 12 Non - GAAP Operating Income Reconciliation (dollars in thousands, unless otherwise noted) Q1 2021 Q1 2020 Operating income (loss) 44,894$ (12,444)$ Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 1,175 1,716 Fair value step up of acquired inventory sold 801 - CEO transition costs 504 - Inactive subsidiary's non-operating litigation costs 51 - Customer bankruptcy costs - 463 Indefinite-lived intangible asset impairment - 38,000 Non-GAAP operating income 53,655$ 36,011$ Non-GAAP operating margin (%) 12.5% 9.5% 6,230 8,276

©2019 Quaker Houghton. All Rights Reserved 13 Adjusted EBITDA & Non - GAAP Net Income Reconciliation (dollars in thousands, unless otherwise noted) Q1 2021 Q1 2020 Net income (loss) attributable to Quaker Chemical Corporation 38,615$ (28,381)$ Depreciation and amortization 22,448 21,584 Interest expense, net 5,470 8,461 Taxes on income (loss) before equity in net income of associated companies EBITDA 77,222$ (11,406)$ Equity (income) loss in a captive insurance company (3,080) 327 Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 1,175 1,716 Fair value step up of acquired inventory sold 801 - CEO transition costs 504 - Inactive subsidiary's non-operating litigation costs 51 - Customer bankruptcy costs - 463 Indefinite-lived intangible asset impairment - 38,000 Pension and postretirement benefit costs, non-service components (124) 23,525 Currency conversion impacts of hyper-inflationary economies 172 51 Adjusted EBITDA 77,148$ 60,479$ Adjusted EBITDA Margin (%) 18.0% 16.0% Adjusted EBITDA 77,148$ 60,479$ Less: Depreciation and amortization - adjusted 22,033 21,111 Less: Interest expense, net 5,470 8,461 Less: taxes on income before equity in net income of associated companies - adjusted Non-GAAP Net Income 37,906$ 24,444$ (13,070) 10,689 427 7,803 11,739 6,463

Adjusted EBITDA Reconciliation

Trailing Twelve Months Q1 2021

(dollars in thousands)

	A	B	C = B - A	D	E = C + D
	Q1 2020	Full Year 2020	Last Nine Months 2020	Q1 2021	TTM Q1 2021
Net (loss) income attributable to Quaker Chemical Corporation	$ (28,381)	$ 39,658	$ 68,039	$ 38,615	$ 106,654
Depreciation and amortization	21,584	84,494	62,910	22,448	85,358
Interest expense, net	8,461	26,603	18,142	5,470	23,612
Taxes on (loss) income before equity in net income of associated companies	(13,070)	(5,296)	7,774	10,689	18,463
EBITDA	$ (11,406)	$ 145,459	$ 156,865	$ 77,222	$ 234,087
Equity loss (income) in a captive insurance company	327	(1,151)	(1,478)	(3,080)	(4,558)
Houghton combination, integration and other acquisition-related expenses	7,803	29,538	21,735	427	22,162
Restructuring and related charges	1,716	5,541	3,825	1,175	5,000
Fair value step up of acquired inventory sold	-	226	226	801	1,027
CEO transition costs	-	-	-	504	504
Inactive subsidiary's non-operating litigation costs	-	-	-	51	51
Customer bankruptcy costs	463	463	-	-	-
Indefinite-lived intangible asset impairment	38,000	38,000	-	-	-
Pension and postretirement benefit costs, non-service components	23,525	21,592	(1,933)	(124)	(2,057)
Gain on changes in insurance settlement restrictions of an inactive subsidiary and related insurance insolvency recovery	-	(18,144)	(18,144)	-	(18,144)
Currency conversion impacts of hyper-inflationary economies	51	450	399	172	571
Adjusted EBITDA	$ 60,479	$ 221,974	$ 161,495	$ 77,148	$ 238,643

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 15 Non - GAAP EPS Reconciliation Q1 2021 Q1 2020 GAAP earnings (loss) per diluted share attributable to Quaker Chemical Corporation common shareholders Equity (income) loss in a captive insurance company per diluted share (0.17) 0.02 Houghton combination, integration and other acquisition-related expenses per diluted share Restructuring and related charges per diluted share 0.05 0.07 Fair value step up of acquired inventory sold per diluted share 0.03 - CEO transition costs per diluted share 0.02 - Inactive subsidiary's non-operating litigation costs per diluted share 0.00 - Customer bankruptcy costs per diluted share - 0.02 Indefinite-lived intangible asset impairment per diluted share - 1.65 Pension and postretirement benefit costs, non-service components per diluted share Currency conversion impacts of hyper-inflationary economies per diluted share Impact of certain discrete tax items per diluted share (0.02) (0.02) Non-GAAP earnings per diluted share 2.11$ 1.38$ (1.60)$ 2.15$ 0.36 0.04 0.88 (0.00) 0.01 0.00

©2019 Quaker Houghton. All Rights Reserved 16 Segment Performance (dollars in thousands) Q1 2021 Q1 2020 Net sales Americas 134,871$ 129,896$ EMEA 119,814 104,839 Asia/Pacific 96,706 73,552 Global Specialty Businesses 78,392 70,274 Total net sales 429,783$ 378,561$ Segment operating earnings Americas 32,234$ 29,188$ EMEA 25,244 18,359 Asia/Pacific 27,478 19,541 Global Specialty Businesses 24,169 20,560 Total segment operating earnings 109,125 87,648 Combination, integration and other acquisition-related expenses (5,815) (7,878) Restructuring and related charges (1,175) (1,716) Fair value step up of acquired inventory sold (801) - Indefinite-lived intangible asset impairment - (38,000) Non-operating and administrative expenses (40,992) (38,451) Depreciation of corporate assets and amortization (15,448) (14,047) Operating income (loss) 44,894 (12,444) Other income (expense), net 4,687 (21,175) Interest expense, net (5,470) (8,461) Income (loss) before taxes and equity in net income of associated companies (42,080)$ 44,111$

Appendix Pro Forma Results

Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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©2019 Quaker Houghton. All Rights Reserved

19 ©2019 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017									
	Quaker		Houghton		Divestitures		Other (a)		Pro Forma*	
Net Income (Loss) Attributable to Quaker Houghton	$	20	$	(47)	$	(9)	$	9	$	(26)
Depreciation and Amortization		20		55		-		5		80
Interest Expense, Net		1		51		-		(16)		37
Taxes on Income (b)		42		42		(2)		2		84
EBITDA*		83		102		(11)		0		175
Equity Income in a Captive Insurance Company		(3)		-		-		-		(3)
Combination, Integration and Other Acquisition-Related Expenses		30		10		-		-		40
Pension and Postretirement Benefit Costs, Non-Service Components		4		(1)		-		-		4
Cost Reduction Activities		0		2		-		-		2
Loss on Disposal of Held-for-Sale Asset		0		-		-		-		0
Insurance Insolvency Recovery		(1)		-		-		-		(1)
Affiliate Management Fees		-		2		-		-		2
Non-Income Tax Settlement Expense		-		1		-		-		1
Other Addbacks (c)		0		0		-		-		1
Adjusted EBITDA*	$	115	$	116	$	(11)	$	0	$	221
Adjusted EBITDA Margin* (%)		14%		15%		20%		0%		14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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©2019 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

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©2019 Quaker Houghton. All Rights Reserved